Exhibit 99.1
Parker Reports Fiscal 2025 Fourth Quarter and Full Year Results
Outstanding Q4 Contributes to Record Year; Forecasting Growth in FY26
CLEVELAND, August 7, 2025 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter and fiscal year ended June 30, 2025, that included the following highlights (compared with the prior year period):
Fiscal 2025 Fourth Quarter Highlights:
•Sales were a record $5.2 billion; organic sales growth was 2%
•Net income was $923 million, an increase of 18%, or $992 million adjusted, an increase of 12%
•EPS were $7.15, an increase of 19%, or a record $7.69 adjusted, an increase of 14%
•Segment operating margin was 23.9%, an increase of 170 bps, or 26.9% adjusted, an increase of 160 bps
•Repurchased $851 million of shares
•Announced agreement to acquire Curtis Instruments, Inc., expanding electrification offering
Fiscal 2025 Full Year Highlights:
•Sales were $19.9 billion; organic sales growth was 1%
•Net income was $3.5 billion, an increase of 24%, or $3.6 billion adjusted, an increase of 7%
•EPS were $27.12, an increase of 24%, or a record $27.33 adjusted, an increase of 7%
•EBITDA margin was 27.3%, an increase of 210 bps, or 26.4% adjusted, an increase of 80 bps
•Segment operating margin was 23.0%, an increase of 150 bps, or a record 26.1% adjusted, an increase of 120 bps
•Cash flow from operations increased 12% to $3.8 billion, or 19.0% of sales
•Repurchased $1.6 billion of shares
“Our outstanding performance contributed to a record year for safety, engagement, earnings per share, margins and cash flow,” said Jenny Parmentier, Chairman and Chief Executive Officer. “Delivering strong margin expansion and earnings growth in a dynamic macro environment is a testament to the resilience of our portfolio and the power of our business system, The Win Strategy™. We generated full year cash flow of $3.8 billion and through balanced capital deployment, increased our quarterly cash dividend by 10 percent, repurchased $1.6 billion of shares, and announced an agreement to acquire Curtis Instruments to expand our electrification offering. Thanks to our global team for another record year and the continued transformation of Parker.
“Looking ahead to fiscal year 2026, we expect Aerospace to remain our fastest growing business and see a return to positive organic growth in our Industrial businesses. We remain committed to being great generators and deployers of cash to drive shareholder value and look forward to another excellent year powered by our people and our business system."
This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.
Outlook
Parker issued guidance for the fiscal year ending June 30, 2026. The company expects:
•Sales growth in fiscal 2026 of 2% to 5%, with organic sales growth of approximately 3% at the midpoint; previously completed divestitures of 1% and favorable currency of 1.5%
•Total segment operating margin of 23.3% to 23.7%, or 26.3% to 26.7% on an adjusted basis
•EPS of $24.68 to $25.68, or $28.40 to $29.40 on an adjusted basis

Segment Results
Diversified Industrial Segment

North America Businesses
$ in mm	FY25 Q4	FY24 Q4	Change		Organic Growth
Sales	$2,075	$2,229	-6.9%		-1.4%
Segment Operating Income	$513	$505	1.6%
Segment Operating Margin	24.7%	22.7%	200	bps
Adjusted Segment Operating Income	$555	$558	-0.5%
Adjusted Segment Operating Margin	26.7%	25.0%	170	bps
•Achieved record adjusted segment operating margin
•Gradual broad-based improvement across market verticals
•Order rates positive for third consecutive quarter

International Businesses
$ in mm	FY25 Q4	FY24 Q4	Change		Organic Growth
Sales	$1,492	$1,430	4.3%		0.6%
Segment Operating Income	$334	$312	7.1%
Segment Operating Margin	22.4%	21.8%	60	bps
Adjusted Segment Operating Income	$369	$342	7.9%
Adjusted Segment Operating Margin	24.7%	23.9%	80	bps
•Achieved record adjusted segment operating margin
•Organic growth turned positive in the quarter with 6% APAC; (3%) EMEA; 4% LA
•Order rates flat on tougher prior year comparison
•Fiscal 2025 third quarter included large long-cycle orders
Aerospace Systems Segment

$ in mm	FY25 Q4	FY24 Q4	Change		Organic Growth
Sales	$1,676	$1,528	9.7%		8.6%
Segment Operating Income	$407	$332	22.6%
Segment Operating Margin	24.3%	21.7%	260	bps
Adjusted Segment Operating Income	$486	$415	17.1%
Adjusted Segment Operating Margin	29.0%	27.1%	190	bps
•Achieved record sales on continued aftermarket strength
•Delivered record adjusted segment operating margin
•Aerospace backlog increased to a record $7.4 billion
Order Rates

FY25 Q4
Parker	+5%
Diversified Industrial Segment - North America Businesses	+2%
Diversified Industrial Segment - International Businesses	0%
Aerospace Systems Segment	+12%
•Parker order rates remain strong at 5% reflecting our transformed portfolio
•Industrial Segment order rates remain positive in a dynamic environment
•Aerospace order rates up 12% driven by continued strength in both commercial and defense

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2025 fourth quarter and full year results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit investors.parker.com.

Note on Orders The company reported orders for the quarter ending June 30, 2025, compared with the same quarter a year ago. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates, and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margin for Parker and by segment; (d) adjusted segment operating income for Parker and by segment; (e) organic sales growth; (f) EBITDA margin and (g) adjusted EBITDA margin. The adjusted net income, adjusted earnings per share, adjusted segment operating margin, adjusted segment operating income, organic sales growth, EBITDA margin and adjusted EBITDA margin measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although adjusted net income, adjusted earnings per share, adjusted segment operating margin, adjusted segment operating income, organic sales growth, EBITDA margin and adjusted EBITDA margin are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the acquisition of Curtis Instruments, Inc.; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and other periodic filings made with the SEC.

###

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2025

CONSOLIDATED STATEMENT OF INCOME

	Three Months Ended		Twelve Months Ended
(Unaudited)	June 30,		June 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Net sales	$5,243	$5,187	$19,850	$19,930
Cost of sales	3,285	3,323	12,535	12,802
Selling, general and administrative expenses	839	818	3,255	3,315
Interest expense	99	119	409	506
Other income, net	(51)	(59)	(456)	(288)
Income before income taxes	1,071	986	4,107	3,595
Income taxes	148	201	575	750
Net income	923	785	3,532	2,845
Less: Noncontrolling interests	—	—	1	1
Net income attributable to common shareholders	$923	$785	$3,531	$2,844

Earnings per share attributable to common shareholders:
Basic	$7.25	$6.10	$27.52	$22.13
Diluted	$7.15	$6.01	$27.12	$21.84

Weighted average shares outstanding:
Basic	127.2	128.6	128.3	128.5
Diluted	129.0	130.6	130.2	130.2

Cash dividends per common share	$1.80	$1.63	$6.69	$6.07

BUSINESS SEGMENT INFORMATION

	Three Months Ended		Twelve Months Ended
(Unaudited)	June 30,		June 30,
(Dollars in millions)	2025	2024	2025	2024
Net sales
Diversified Industrial	$3,567	$3,659	$13,665	$14,458
Aerospace Systems	1,676	1,528	6,185	5,472
Total net sales	$5,243	$5,187	$19,850	$19,930
Segment operating income
Diversified Industrial	$847	$817	$3,120	$3,176
Aerospace Systems	407	332	1,441	1,111
Total segment operating income	1,254	1,149	4,561	4,287
Corporate general and administrative expenses	65	56	214	218
Income before interest expense and other expense (income), net	1,189	1,093	4,347	4,069
Interest expense	99	119	409	506
Other expense (income), net	19	(12)	(169)	(32)
Income before income taxes	$1,071	$986	$4,107	$3,595

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2025
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED SEGMENT OPERATING INCOME AND ORGANIC SALES GROWTH RECONCILIATION

	Three Months Ended June 30, 2025					Three Months Ended June 30, 2024
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) (Dollars in millions)	North America	Int'l	Total		Total	North America	Int'l	Total		Total
Net sales	$2,075	$1,492	$3,567	$1,676	$5,243	$2,229	$1,430	$3,659	$1,528	$5,187

Segment operating income	$513	$334	$847	$407	$1,254	$505	$312	$817	$332	$1,149
Adjustments:
Amortization of acquired intangibles	41	23	64	75	139	42	22	64	75	139
Business realignment charges	2	12	14	—	14	10	8	18	—	18
Integration costs to achieve	(1)	—	(1)	4	3	1	—	1	8	9
Adjusted segment operating income	$555	$369	$924	$486	$1,410	$558	$342	$900	$415	$1,315

Segment operating margin	24.7%	22.4%	23.7%	24.3%	23.9%	22.7%	21.8%	22.3%	21.7%	22.2%
Adjusted segment operating margin	26.7%	24.7%	25.9%	29.0%	26.9%	25.0%	23.9%	24.6%	27.1%	25.3%

Reported sales growth	(6.9)%	4.3%	(2.5)%	9.7%	1.1%
Currency	(0.3)%	3.7%	1.3%	1.1%	1.2%
Divestitures	(5.2)%	—%	(3.1)%	—%	(2.2)%
Organic sales growth	(1.4)%	0.6%	(0.7)%	8.6%	2.1%

	Twelve Months Ended June 30, 2025					Twelve Months Ended June 30, 2024
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) (Dollars in millions)	North America	Int'l	Total		Total	North America	Int'l	Total		Total
Net sales	$8,134	$5,531	$13,665	$6,185	$19,850	$8,801	$5,657	$14,458	$5,472	$19,930

Segment operating income	$1,891	$1,229	$3,120	$1,441	$4,561	$1,963	$1,213	$3,176	$1,111	$4,287
Adjustments:
Amortization of acquired intangibles	165	88	253	300	553	176	90	266	312	578
Business realignment charges	15	38	53	—	53	19	32	51	—	51
Integration costs to achieve	2	1	3	19	22	3	1	4	34	38
Adjusted segment operating income	$2,073	$1,356	$3,429	$1,760	$5,189	$2,161	$1,336	$3,497	$1,457	$4,954

Segment operating margin	23.2%	22.2%	22.8%	23.3%	23.0%	22.3%	21.4%	22.0%	20.3%	21.5%
Adjusted segment operating margin	25.5%	24.5%	25.1%	28.5%	26.1%	24.6%	23.6%	24.2%	26.6%	24.9%

Reported sales growth	(7.6)%	(2.2)%	(5.5)%	13.0%	(0.4)%
Currency	(0.5)%	(0.3)%	(0.5)%	0.4%	(0.2)%
Divestitures	(3.4)%	—%	(2.0)%	—%	(1.5)%
Organic sales growth	(3.7)%	(1.9)%	(3.0)%	12.6%	1.3%

DIVERSIFIED INDUSTRIAL INTERNATIONAL BUSINESSES - ORGANIC SALES GROWTH SUPPLEMENT

	Three Months Ended June 30, 2025				Twelve Months Ended June 30, 2025
(Unaudited)	Europe	Asia Pacific	Latin America	Total	Europe	Asia Pacific	Latin America	Total
Reported sales growth	3.0%	6.9%	—%	4.3%	(5.3)%	2.3%	(2.2)%	(2.2)%
Currency	6.2%	1.3%	(3.8)%	3.7%	1.3%	(1.1)%	(11.5)%	(0.3)%
Organic sales growth	(3.2)%	5.6%	3.8%	0.6%	(6.6)%	3.4%	9.3%	(1.9)%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2025
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED NET INCOME[1] AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

	Three Months Ended June 30,				Twelve Months Ended June 30,
(Unaudited)	2025		2024		2025		2024
(Dollars in millions, except per share amounts)	Net Income[1]	Diluted EPS	Net Income[1]	Diluted EPS	Net Income[1]	Diluted EPS	Net Income[1]	Diluted EPS
As reported	$923	$7.15	$785	$6.01	$3,531	$27.12	$2,844	$21.84
Adjustments:
Amortization of acquired intangibles	139	1.08	139	1.07	553	4.25	578	4.43
Business realignment charges	16	0.12	18	0.13	56	0.43	54	0.40
Integration costs to achieve	3	0.03	9	0.07	22	0.17	38	0.30
Gain on sale of buildings	(14)	(0.10)	—	—	(24)	(0.18)	—	—
Gain on divestitures	(2)	(0.02)	—	—	(252)	(1.94)	(26)	(0.20)
Saegertown incident	—	—	—	—	8	0.06	—	—
Tax effect of adjustments[2]	(38)	(0.30)	(40)	(0.30)	(120)	(0.93)	(148)	(1.12)
Discrete tax benefits[3]	(35)	(0.27)	(27)	(0.21)	(215)	(1.65)	(27)	(0.21)
As adjusted	$992	$7.69	$884	$6.77	$3,559	$27.33	$3,313	$25.44

[1]Represents net income attributable to common shareholders.
[2]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

[3] Fiscal year 2025 relates to a deferred tax adjustment and release of a tax valuation allowance. Fiscal year 2024 reflects a Swiss tax law change which resulted in the recording of a deferred tax asset.

ADJUSTED EBITDA RECONCILIATION

(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in millions)	2025	2024	2025	2024
Net sales	$5,243	$5,187	$19,850	$19,930

Net income	$923	$785	$3,532	$2,845
Income taxes	148	201	575	750
Depreciation	91	91	354	349
Amortization	139	139	553	578
Interest expense	99	119	409	506
EBITDA	1,400	1,335	5,423	5,028
Adjustments:
Business realignment charges	16	18	56	54
Integration costs to achieve	3	9	22	38
Gain on sale of buildings	(14)	—	(24)	—
Gain on divestitures	(2)	—	(252)	(26)
Saegertown incident	—	—	8	—
Adjusted EBITDA	$1,403	$1,362	$5,233	$5,094

EBITDA margin	26.7%	25.8%	27.3%	25.2%
Adjusted EBITDA margin	26.8%	26.3%	26.4%	25.6%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2025

CONSOLIDATED BALANCE SHEET

(Unaudited)	June 30,	June 30,
(Dollars in millions)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$467	$422
Trade accounts receivable, net	2,910	2,866
Non-trade and notes receivable	318	331
Inventories	2,839	2,787
Prepaid expenses	263	253
Other current assets	153	140
Total current assets	6,950	6,799
Property, plant and equipment, net	2,937	2,876
Deferred income taxes	270	93
Other assets	1,269	1,207
Intangible assets, net	7,374	7,816
Goodwill	10,694	10,507
Total assets	$29,494	$29,298

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$1,791	$3,403
Accounts payable, trade	2,126	1,992
Accrued payrolls and other compensation	587	581
Accrued domestic and foreign taxes	382	355
Other accrued liabilities	933	982
Total current liabilities	5,819	7,313
Long-term debt	7,494	7,157
Pensions and other postretirement benefits	267	437
Deferred income taxes	1,490	1,584
Other liabilities	733	726
Shareholders' equity	13,682	12,072
Noncontrolling interests	9	9
Total liabilities and equity	$29,494	$29,298

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2025

CONSOLIDATED STATEMENT OF CASH FLOWS

	Twelve Months Ended
(Unaudited)	June 30,
(Dollars in millions)	2025	2024
Cash flows from operating activities:
Net income	$3,532	$2,845
Depreciation and amortization	907	927
Stock incentive plan compensation	159	155
Gain on sale of businesses	(253)	(24)
(Gain) loss on property, plant and equipment and intangible assets	(20)	12
Net change in receivables, inventories and trade payables	31	(28)
Net change in other assets and liabilities	(336)	(517)
Other, net	(244)	14
Net cash provided by operating activities	3,776	3,384
Cash flows from investing activities:
Capital expenditures	(435)	(400)
Proceeds from property, plant and equipment	32	9
Proceeds from sale of businesses	623	78
Other, net	4	15
Net cash provided by (used in) investing activities	224	(298)
Cash flows from financing activities:
Net payments for common stock activity	(1,762)	(328)
Acquisition of noncontrolling interests	—	(3)
Net payments for debt	(1,354)	(2,002)
Dividends paid	(861)	(782)
Net cash used in financing activities	(3,977)	(3,115)
Effect of exchange rate changes on cash	22	(24)
Net increase (decrease) in cash and cash equivalents	45	(53)
Cash and cash equivalents at beginning of year	422	475
Cash and cash equivalents at end of period	$467	$422

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2025

RECONCILIATION OF FORECASTED SALES GROWTH TO ORGANIC SALES GROWTH

(Unaudited)
(Amounts in percentages)	Fiscal Year 2026
Forecasted net sales	2.0% to 5.0%
Adjustments:
Currency	~(1.5)%
Divestitures	~1.0%
Adjusted forecasted net sales	1.5% to 4.5%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2026
Forecasted segment operating margin	23.3% to 23.7%
Adjustments:
Business realignment charges	~0.3%
Amortization of acquired intangibles	~2.7%
Adjusted forecasted segment operating margin	26.3% to 26.7%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2026
Forecasted earnings per diluted share	$24.68 to $25.68
Adjustments:
Business realignment charges	0.54
Amortization of acquired intangibles	4.26
Tax effect of adjustments[1]	(1.08)
Adjusted forecasted earnings per diluted share	$28.40 to $29.40

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Note: Totals may not foot due to rounding